PRICING SUPPLEMENT NO. 82                                        Rule 424(b)(3)
DATED: November 20, 1997                                     File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $5,000,000   Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 11/25/97  Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 11/25/99

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:


                                                Optional          Optional
                         Redemption             Repayment         Repayment
Redeemable On            Price(s)               Date(s)           Price(s)
-------------            ----------             ---------         ---------

N/A                      N/A                    N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  6.11%

Interest Payment Dates: *


Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                               Maximum Interest Rate:

[_]         Commercial Paper Rate                  Minimum Interest Rate:

[_]         Federal Funds Rate                     Interest Reset Date(s):

[_]         Treasury Rate                          Interest Reset Period:

[_]         LIBOR Reuters                          Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                             Interest Payment Period:

Index Maturity:

Spread (plus or minus):

-----------------------------------

*  5/25/98, 11/25/98, 5/25/99 and 11/25/99.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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